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                                                                   Exhibit 10.29

                             SHAREHOLDERS AGREEMENT

         THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made as of March 22, 1995, among GARGOYLES, INC., a Washington corporation (the "Corporation"), Trillium Corporation, a Washington corporation ("Trillium"), Dennis Burns ("Burns"), Douglas Hauff ("Hauff"), and the other shareholders listed on the attached Exhibit A (the "Shareholders"). The shareholders are hereinafter each sometimes referred to individually as a "Shareholder," and collectively as "Shareholders."

         A. The Corporation and the Shareholders are parties to that certain Stock Purchase Agreement dated as of March 14, 1995 (the "Purchase Agreement").

         B. Upon closing of the Purchase Agreement, the Shareholders will own Stock in the Corporation as set forth in the attached Exhibit A.

         C. Subject to the terms and conditions of this Agreement, the Corporation and the Shareholders desire to define certain rights and to provide for certain circumstances under which shares of Stock of the Corporation may be transferred by the Shareholders.

         NOW, THEREFORE, in consideration of the premises and of their mutual promises, the parties hereto agree as follows:

         1.   Definitions.

                  1.1 Stock. Unless otherwise specified, the term "Stock" shall include all of the shares of common stock of the Corporation issued to the Shareholders including, without limitation, shares that may be issued by reason of stock option agreements, stock splits, reverse stock splits, stock dividends or other recapitalization of the Corporation.

                  1.2 Transfer. The term "Transfer" or derivatives thereof shall mean any voluntary or involuntary disposition of any interest in Stock including, without limitation, sale, exchange, transfer, assignment, hypothecation, pledge or gift or by operation of law, resulting from death or otherwise. Such term shall also include the establishment of ownership in joint tenancies of any description and a change in control of any entity which owns Stock. The term Transfer shall not include the transfer of Stock for no consideration to a trust, family partnership, or limited liability company, established solely for the benefit of the transferring shareholder or the spouse or any direct lineal descendant of the transferor, or to a
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corporation owned eighty percent (80%) or more by the transferor or his or her spouse or lineal descendants. The term Transfer also shall not include the transfer of Stock to Burns pursuant to an action to foreclose on Stock subject to that certain Pledge Agreement of even date herewith executed by Hauff in favor of Burns, and any pledge of stock in connection with the consummation of the transactions contemplated by the Purchase Agreement.

                  1.3 Shareholder. The terms "Shareholder" and "Shareholders" shall include the undersigned shareholders and any person who has acquired Stock in the Corporation and has agreed in writing to be bound by the terms of this Agreement.

         2. Term of Agreement. This Agreement shall be effective as of the date hereof and shall remain in force so long as there remain at least two (2) Shareholders subject to this Agreement or shall sooner terminate upon (a) the written agreement of all of the Shareholders, (b) the bankruptcy, receivership or dissolution of the Corporation, or (c) the effective date of a primary, firm commitment underwritten public offering by the Corporation of shares of common stock.

         3. Restrictions on Transfers. Except as otherwise provided in this Agreement or as agreed upon in writing by all the Shareholders, no Shareholder shall Transfer or permit to be Transferred any or all of the shares of Stock now owned or hereafter acquired by such Shareholder, and any attempted Transfer in violation of this Agreement shall be void.

         4.       Voluntary Transfers.

                  4.1 Bona Fide Offer. If at any time a Shareholder (the "Transferor Shareholder") wishes to make an offer to Transfer all or part of such Shareholder's Stock to another Shareholder or to a third person, or has received an offer with respect thereto, which offer such Shareholder wishes to accept (in either case, the "Offer"), such Shareholder shall deliver a written notice to the Corporation and to the other Shareholders containing the proposed terms and conditions of the Offer, including, without limitation, the number of shares of Stock to be Transferred, the price for the shares, the terms of payment, and the name and address of the proposed Transferee. At the request of the Corporation and/or the remaining Shareholders, as the case may be, the Transferor Shareholder shall demonstrate to the reasonable satisfaction of the Board of Directors of the Corporation that the Offer is bona fide.

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                  4.2 Corporation's First Right to Purchase. If the proposed
Transfer is other than a Pledge, the Corporation shall have the right, for forty-five (45) days after receipt of a notice of proposed Transfer, to purchase or acquire the Stock referred to in the notice on the same terms and conditions as stated in the Offer. For example, without limiting the generality of the foregoing, if the Offer is an "all or nothing" offer for all of the Stock held by the Transferor Shareholder, or for a stated lesser number of shares, the Corporation (or the other Shareholders, as provided below) must similarly acquire either all or none of the Stock subject to the Offer. If and to the extent that the Corporation does not exercise its right to purchase such Stock, the other Shareholders shall have the right to purchase the Stock referred to in the notice for a period of fifteen (15) days after the Corporation's right to purchase is waived or expires.

                  4.3 Pledge. If the proposed Transfer is a pledge or hypothecation, the Corporation shall have the right for thirty (30) days after receipt of a notice of the proposed Transfer to receive such Transfer upon granting a loan to the pledgor Shareholder on the same terms and conditions as stated in the loan described in the notice of proposed Transfer. If and to the extent that the Corporation does not exercise its right to receive such Transfer, the other Shareholders shall have the right to receive such Transfer referred to in the notice for a period of thirty (30) days after the Corporation's right to receive such Transfer is waived or expires, upon granting a loan to the pledgor Shareholder on such terms and conditions as stated in the loan described in the notice of proposed Transfer. Upon the sale, assignment, or foreclosure of Stock that has been pledged the Stock shall be treated as if such Stock were the subject of an Offer, and shall be subject to the rights of the Corporation and the Shareholders under this Agreement, treating the pledgor Shareholder and not the pledgee as the Transferor Shareholder.

                  4.4 Shareholders' Next Right to Purchase. If more than one Shareholder wishes to exercise the right to purchase or receive a pledge, each Shareholder shall have the right to purchase or acquire, or receive a pledge of an amount of the Stock to be Transferred in the proportion that such Shareholder's Stock bears to the total Stock then owned by all of the Shareholders, excluding Stock owned by the Transferor Shareholder and excluding Stock owned by any person who has waived the right to purchase or receive a pledge of the Transferor Shareholder's Stock or has permitted such right to expire.

                  4.5 Transferor Free to Sell. The foregoing rights to purchase or receive a pledge shall be exercised, if at all, by written notice of exercise to the Transferor Shareholder, within the period specified above. If the Corporation and


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the Shareholders allow to expire, or waive, their respective rights to purchase or receive a pledge of all or part of any Stock to be Transferred, the Transferor Shareholder may proceed with the proposed Transfer (to the extent such rights are not exercised) in accordance with the terms and conditions and to the person described in the notice to the Corporation and Shareholders, but not otherwise; provided, however, that if the proposed Transfer does not occur within one hundred eighty (180) days after all rights to purchase or receive a pledge have been waived or expire, or if any change is made in the terms of the Offer, the proposed Transfer may not be made unless the Transferor Shareholder first again notifies the Corporation and Shareholders and permits the Corporation and Shareholders to exercise their rights to purchase or receive a pledge as provided above.

                  4.6 Closing. Each purchase by, or pledge of Stock to, the Corporation or a Shareholder under the terms of this Section 4 shall be closed within thirty (30) days after the notice of exercise by the Corporation or Shareholder hereunder, or, if later, when specified in the Offer, unless the purchase price has not yet been determined pursuant to Section 7, in which case the purchase shall close within ten (10) days after the final determination of the purchase price.

                  4.7 Transferee to be Bound. Despite the waiver or expiration of the rights of the Corporation or the Shareholders to purchase or receive a pledge hereunder in any instance, any Transferee of such shares of Stock shall agree, or shall have agreed, in writing to be bound by the terms of this Agreement as a Shareholder, unless and to the extent each other remaining Shareholder waives in writing all or a portion hereof.

         5. Involuntary Transfers. Upon involuntary Transfer of all or any portion of a Shareholder's Stock to anyone other than a Shareholder including, but not limited to, Transfer by court proceedings on attachment, garnishment, bankruptcy, receivership or under any other debtor relief law, or by execution on a judgment; Transfer because of insolvency or the making of any general assignment for the benefit of creditors; marital dissolution (including consent decrees); the death of a Shareholder's spouse (except when a will, trust, or laws of intestate succession would apply to pass all of the spouse's rights and title in the Stock to the Shareholder who is the surviving spouse); or any court order or private divestiture not otherwise covered herein, such Shareholder shall immediately give written notice to the Corporation. Such Stock shall thereupon (or upon the Corporation's otherwise receiving notice and confirmation of any such involuntary Transfer) be deemed to be subject to an Offer, and the Corporation and the other Shareholders


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may elect to purchase all or part of such Stock in the manner and during the time periods specified in Section 4 above as if the Stock were proposed to be sold. The purchase price for the Stock shall be the Price (as defined in Section 7 below) and the terms of any such sale shall be as set forth in Section 8 below. If the Corporation and the other Shareholders allow to expire or waive their rights to purchase as to all or part of such Stock, the involuntary Transfer of such remaining Stock may be effected to the extent such rights are not exercised, provided that any Transferee of such shares of Stock shall agree, or shall have agreed, in writing to be bound by the terms of this Agreement as a Shareholder.

         6. Transfers Upon Death. Upon the death of a Shareholder, none of such Shareholder's Stock may be Transferred by will, trust, or other document, or by the law of intestate succession, except as provided herein, and the Shareholder's heirs, executor, administrator or personal representative (as the case may be) shall give written notice of such event to the Corporation within ninety (90) days of the date of death. Upon receipt of such notice (or upon the Corporation's otherwise receiving notice and confirmation of any such event), the Stock of such Shareholder shall be deemed to be subject to an Offer, and the Corporation and the other Shareholders may elect to purchase all or part of such Stock in the manner and during the time periods specified in Section 4 above as if the Stock were proposed to be sold. The purchase price for the Stock shall be the Price (as defined in Section 7 below) and the terms for any such sale shall be as set forth in Section 8 below. If the Corporation and the other Shareholders allow to expire or waive their rights to purchase as to all or part of such Stock, the Stock (or the part subject to the expiration or waiver) may be Transferred by will, trust, or other document, or by the laws of intestate succession, provided that all Transferees of such Stock shall agree, or shall have agreed, in writing to be bound by the terms of this Agreement as Shareholders.

         7.       Valuation.

                  7.1. Fair Market Value. The purchase price to be paid for the Stock pursuant to Sections of this Agreement referencing this Section 7 shall be equal to the per share fair market value on the date a purchase obligation becomes effective, determined as provided herein (the "Price"). The Price shall be determined without regard to the minority or majority ownership interest involved, and to the status of the Corporation after the event triggering the purchase of such Stock.

                  7.2 Agreement on Price. If the transferring Shareholder (or, if applicable, such Shareholder's executor or administrator or personal


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representative) (the "Seller") and the Corporation (and/or, if applicable, the purchasing Shareholder(s)) (the "Purchasers") are able to reach mutual agreement as to the Price, such agreed Price shall govern. If some but not all of the Purchasers and the Seller so agree, their agreement shall be binding upon them, and the following appraisal provisions shall apply only to those who do not so agree. If the Seller and the Purchasers cannot agree on a Price within sixty
(60) days after the giving of the last of the effective notices of exercise by the Purchasers (the "Notice Date"), the Price shall be determined by an independent appraiser appointed by the Seller and the Purchasers within thirty
(30) days after the Notice Date.

                  7.3 Appraiser Costs. Seller and the Purchasers shall share equally the cost and expenses of the appraiser they appoint. Any Seller(s) and Purchaser(s) who reached agreement as to the Price at any stage of the pre-appraisal or appraisal process shall not bear any appraisal expenses incurred following notice of such agreement to the other Sellers and Purchasers. If, in any instance, there are more than one Seller or more than one Purchaser, decisions hereunder for the Sellers and the Purchasers, respectively, shall be made by a majority in interest, determined on a per-capita basis; provided, however, that no person shall be obligated to buy or sell Stock at an agreed Price unless such person has agreed to such Price.

         8. Terms of Purchase. The purchase price of Stock purchased pursuant to Sections of this Agreement referencing this Section 8 shall be paid in cash at closing. The date and place of closing for each such purchase and sale shall be established by agreement of the Purchasers and Seller, but closing shall occur not later than one-hundred twenty (120) days after the date of a timely election given or received, as applicable, for purchase of the Stock.

         9. Liens, Encumbrances, Taxes. All Stock sold under any of the provisions of this Agreement shall be duly endorsed and delivered at closing to the Purchasers free and clear of all taxes, debts, claims, judgments, liens or encumbrances whatsoever.

         10. Trillium's Right to Require Sale of the Corporation. If Trillium seeks to take the Corporation public or to effect a transaction involving a bona fide sale of the Corporation to an unrelated third party or parties, the Corporation and other Shareholders shall take all actions required to assist Trillium in effecting such sale transaction, including without limitation Transferring or agreeing to Transfer their Stock to persons designated by Trillium at a per share price equal to that at which Trillium is Transferring its Stock.

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         11. Carry Along Rights. If at any time Trillium desires to Transfer any of its Stock to a third party, Trillium may not effect such a Transfer unless it complies with the conditions set forth in Section 4 above and the following conditions, which allow other Shareholders to Transfer their Stock to Trillium's proposed transferor on the same terms and conditions as the proposed Trillium
Transfer:

                  (a) Trillium shall deliver a written notice (the "Carry-Along Notice") to all the other Shareholders who are parties hereto which shall contain the terms of the proposed sale, including but not limited to, (i) Trillium's intention to enter into such a transaction, (ii) the names and addresses of the other prospective parties, (iii) the number of shares of Stock to be transferred by Trillium, (iv) the terms and conditions of the contemplated Transfer, including the consideration to be received by Trillium, and (v) the expected closing date of the Transfer.

                  (b) Upon receipt of the Carry-Along Notice, each Shareholder may elect to participate in the Transfer by delivering a written notice to Trillium within twenty (20) days of receipt of the Carry-Along Notice. Each Shareholder may elect to Transfer all or part of their Stock then held or which such Shareholder may acquire under then outstanding options; provided, however, the maximum number of shares of Stock which a Shareholder may elect to Transfer in the proposed Trillium transaction shall be the product of the following: (i) the total number of shares of Stock then owned by the Shareholder (ii) multiplied by a fraction the numerator of which is the number of Shares of Stock to be Transferred by Trillium and the denominator of which is the total number of shares of Stock then owned by Trillium. Notwithstanding the preceding sentence, in any transaction where the Transfer of Stock by Trillium will result in the transfer of control of the Corporation, a Shareholder may elect to sell any or all of such Shareholder's Stock in such transaction.

         12.      Preemptive Rights.

                  12.1 Right to Acquire Pro Rata Share. If the Corporation proposes to issue equity securities (including securities convertible into or exchangeable or exercisable for equity securities) to any person or entity, or proposes to issue options, warrants or other rights to acquire equity securities of the Corporation, each Shareholder shall have the right, at the same price and on the same terms as those offered to such person or entity, to acquire up to such Shareholder's pro rata share of such offered equity securities, which shall be equal to the number of equity securities to be offered by the Corporation multiplied by a fraction, the numerator of which is the number of shares of voting capital stock of the

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Corporation held by such Shareholder and the denominator of which is the number of shares of voting capital stock of the Corporation then outstanding.

                  12.2 Notice of Proposed Issuance of Equity Securities. At least twenty (20) days prior to any proposed issuance of equity securities, the Corporation shall notify each Shareholder of such proposed issuance. Such notice shall include the name and address of the proposed purchaser, the number and type of equity securities to be issued, the terms and conditions of the proposed issuance, including the purchase price, and the expected closing date of the issuance, and an offer to each Shareholder to purchase such Shareholder's pro rata share of the equity securities so offered. Each Shareholder shall have fifteen (15) days within which to notify the Corporation and each other Shareholder that it desires to purchase its pro rata share of such offered equity securities.

                  12.3 Exceptions. Provided the Corporation shall not be required to offer securities to any Shareholder who shall not at the time be an accredited investor, as defined in Regulation D of the Securities Act of 1933, as amended, the provisions of this Section 12 shall not apply to issuances of equity securities (i) in connection with the grant or exercise of stock options under any stock option plan approved by the Corporation's Board of Directors so long as such plan does not authorize the issuance of stock constituting more than ten percent (10%) of the issued and outstanding Stock of the Corporation,
(ii) in connection with the exercise by Hauff of stock options granted pursuant to that certain Amended and Restated Option Agreement by and between Hauff and the Investors of even date herewith, (iii) in a public offering, or (iv) in connection with the bona fide acquisition by the Corporation of a business or property.

                  12.4 Waiver. The preemptive rights of all the Shareholders may be waived by the affirmative vote of holders of ninety-five percent (95%) of the shares of the Shareholders then entitled to vote.

         13.      Composition of the Board of Directors.

                  13.1 Size; Membership. The Board of Directors of the Corporation shall consist of five members. Three members of the Board of Directors shall be designated by Trillium, one by Burns, and one by Hauff.

                  13.2 Replacement of Directors. Each of Trillium, Burns and Hauff shall have the right to designate any replacement for a director designated by them in accordance with Section 12.1 at the termination of such director's term or upon death, resignation, retirement, disqualification, removal from office or other


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cause. Pursuant to the provisions of Section 23B.07.320 of the Washington
Business Corporations Act, Burns may also designate either David McClinton or Richard Padden to act in his stead through a director proxy.

         14. Remedies. The parties agree that they will not have an adequate remedy at law for the breach of this Agreement because, among other reasons, the Stock cannot readily be purchased or sold on the open market. The parties shall have available for any breach of this Agreement the remedies of specific performance and injunctive relief, together with all other remedies at law and in equity. No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or any other right or provision.

         15. Information Rights. As soon as practicable after the end of each fiscal year beginning with the fiscal year ending December 31, 1994, and as soon as practicable after the end of each fiscal quarter beginning with the first fiscal quarter to end after the date hereof, the Corporation shall provide each Shareholder with consolidated balance sheets of the Corporation and of its sister corporation PRO-TEC, Inc., a Washington Corporation, as of the end of such fiscal period, and consolidated statements of operations, stockholders' equity and cash flows of such corporations for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year or quarter, as the case may be, all in reasonable detail and, in the case of the annual fiscal year end financial statements only, audited by independent auditors of national standing selected by the Corporation. The Corporation shall also send to all Shareholders all shareholder communications and press releases upon issuance by the Corporation.

         16. Shareholder Loans. If a Shareholder makes a loan to the Corporation, such loan may contain commercially reasonable terms and conditions including the pledge of Corporation collateral to secure repayment of the loan; provided such loan transaction is approved by a majority of the members of the Board of Directors of the Corporation who were not designated by the Shareholder making the loan.. If the Corporation defaults on its obligation to repay the loan, the lending Shareholder shall be entitled to declare the entire unpaid principal balance and all accrued and unpaid interest thereon immediately due and payable and may proceed to protect and enforce its rights either by suit in equity and/or law or any other appropriate proceedings, whether for the specific performance of

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any covenant or agreement contained in any of the loan documents, or for foreclosure against the collateral.

         17. Modification or Termination. This Agreement may not be modified or terminated orally, and no modification, termination, amendment, or attempted waiver shall be valid unless in writing signed by all the parties hereto.

         18. Endorsement on Stock Certificates. Upon signing this Agreement, the Shareholders shall temporarily surrender their Stock certificates to the Corporation, and the Corporation shall cause the following endorsement to be placed thereupon before returning such certificates:

THE RIGHT OF SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE, PLEDGE, OR ANY OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF AN AGREEMENT DATED __________________, 199__. A COPY OF THIS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND AVAILABLE FOR INSPECTION ON REQUEST.

All certificates representing shares of Stock issued or Transferred subsequent to the date hereof shall, if the recipient thereof is or shall be bound by the terms of this Agreement as a Shareholder, bear the above legend.

         19. Notices. All notices, offers, acceptances, requests, or other communications hereunder to the Shareholders or the Corporation shall be in writing and shall be deemed to have been duly given if delivered in person or mailed certified or registered to the parties at the addresses designated in the stock records of the Corporation, or to such other addresses as any party hereto shall designate to the Corporation in writing. Any such communication to the Corporation shall be delivered or mailed as described above to it at the address on the signature page, or to such other address as shall be designated by the Board of Directors and notice of which is personally delivered or sent by certified or registered mail to the Shareholders. Notices and other communications shall be deemed received and effective upon receipt or when receipt is refused.

         20. Termination of Interest. Upon the sale of all of a Shareholder's Stock pursuant to the terms of this Agreement, all rights conferred upon that Shareholder under this Agreement shall immediately terminate.

         21. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and shall be binding upon the heirs,

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personal representatives, successors, and assigns of the parties hereto, and no signature or other indication of assent by any such person shall be required as a prerequisite to enforceability.

         22. Implementation of Agreement. Each Shareholder agrees at all times to vote such Shareholder's Stock (or, if applicable, to direct the trustee of such Shareholder's respective grantor trust to vote its Stock) and to otherwise exercise any authority or control now or hereafter enjoyed as an officer, director, or participant in the Corporation so as to ensure the complete performance and execution of each and every provision of this Agreement according to its terms.

         23. Costs and Expenses of Enforcement. If suit is brought to interpret or enforce any term or provision of this Agreement, or if any dispute among the parties is settled by agreement of the parties, the prevailing party or parties in either case shall, in addition to any other relief to which such party or parties may be entitled, be awarded against the other party or parties such prevailing party or parties' attorneys fees and costs reasonably and actually incurred.

         24. Governing Law. This Agreement shall be governed for all purposes by the laws of the State of Washington. Venue for any action shall lie in King County, Washington.

         25. Severability. Each term and provision of this Agreement is intended to be enforced to the maximum extent permitted by applicable law. If any term or provision of this Agreement, or the applicability thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall continue in full force and effect.

         26. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the disposition of shares of Stock of the Corporation and supersedes all prior or contemporaneous written or oral agreements with respect thereto.

         27. Counterparts. This Agreement may be signed in one or more counterparts, each of which may be termed an original, but all of which together shall constitute one Agreement.

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         28. Dispute Resolution. Any controversy, claim, or dispute arising out of or relating to this Agreement, or the alleged breach hereof shall be resolved by binding arbitration by one arbitrator subject to the sole jurisdiction of the Judicial Arbitration and Mediation Service of King County, Washington or another arbitration service mutually acceptable to the parties (J.A.M.S.). If the parties hereto fail to agree on selection of an arbitrator, any party may petition the presiding judge of the Superior Court of King County, Washington to appoint a member of J.A.M.S. as an arbitrator. Thereafter, the arbitrator shall permit a period of open and free discovery, including the taking of depositions and will promptly conduct an arbitration hearing. It is the intent of the parties hereto that an arbitration hearing be concluded within 90 days of the appointment of the arbitrator. The arbitrator shall have broad authority to fashion any legal or equitable remedy including the authority to award specific performance. The arbitrator will render a final and binding decision within ten days of the conclusion of the arbitration hearing.

                  After the arbitration award being rendered, it may be entered in any court of competent jurisdiction and shall constitute a final adjudication of all matters submitted to arbitration. If any party at any time subsequent to execution of this Agreement refuses to comply with the arbitration provisions of this Section, any party may make specific application to the Superior court of King County, Washington to compel the party to submit to arbitration in accordance with the terms of this Section.

                  Nothing in this Section 28, however, shall deprive a court of competent jurisdiction of the authority to apply a temporary restraining order or preliminary injunction prohibiting a violation of this Agreement prior to any arbitration proceeding.

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         IN WITNESS WHEREOF, the undersigned have executed this Shareholders
Agreement as of the day and year first above written.


         The Corporation:              GARGOYLES,  INC.,
                                       a Washington corporation

         Address:                      5866 South 194th Street
                                       Kent, WA  98032


                                       By:      /s/  Douglas B. Hauff
                                          --------------------------------
                                       Its:              President
                                           -------------------------------

         Shareholders:                 TRILLIUM CORPORATION,
                                       a Washington corporation

         Address:                      1313 Commercial Street
                                       Bellingham, WA  98225


                                       By:      /s/  Erik J. Anderson
                                          --------------------------------
                                       Its:     Erik Anderson, Co-President
                                           -------------------------------

                                       /s/  Dennis Burns
                                       -----------------------------------
                                       Dennis Burns

         Address:                      Star Route
                                       Long Creek, Oregon  97856


                                       /s/  Douglas B. Hauff
                                       -----------------------------------
                                       Douglas Hauff

         Address:                      The Highlands
                                       Seattle, WA  98177

                                       /s/  Gary Waterman
                                       -----------------------------------
                                       Gary Waterman

         Address:                      1191 2nd Avenue, Suite 2100
                                       Seattle, WA  98101


                                       THE ARTHUR KERN REVOCABLE TRUST
                                       U/A DATED DECEMBER 7, 1992


                                       By:      /s/  Arthur H. Kern
                                          --------------------------------
                                       Its:     Arthur H. Kern, Trustee
                                           -------------------------------

         Address:                      50 Francisco Street, Suite 490
                                       San Francisco, CA  94133


                                       /s/  Bruce Hosford
                                       -----------------------------------
                                       Bruce Hosford

         Address:                      The Highlands
                                       Seattle, WA  98177


                                       /s/  Tim Buckley
                                       -----------------------------------
                                       Tim Buckley

         Address:                      The Highlands
                                       Seattle, WA  98177


                                       /s/  Allen Shoup
                                       -----------------------------------
                                       Allen Shoup

         Address:                      The Highlands
                                       Seattle, WA  98177

                                       /s/  John C. Rudolf
                                       -----------------------------------
                                       John C. Rudolf

         Address:                      The Highlands
                                       Seattle, WA  98177


                                       /s/  Stan Walderhaug
                                       -----------------------------------
                                       Stan Walderhaug

         Address:                      21623 35th SE
                                       Bothell, WA  98021-7834


                                       /s/  Peter von Reichbauer
                                       -----------------------------------
                                       Peter von Reichbauer

         Address:                      King County Council
                                       516 Third Avenue, 12th Floor
                                       Seattle, WA  98104


                                       /s/  Steve Kingma
                                       -----------------------------------
                                       Steve Kingma

         Address:                      5866 S. 194th Street
                                       Kent, WA  98032


                                       /s/  David Jobe
                                       -----------------------------------
                                       David Jobe

         Address:                      5866 S. 194th Street
                                       Kent, WA  98032

                                       /s/  Tom Johnson
                                       -----------------------------------
                                       Tom Johnson

         Address:                      5866 S. 194th Street
                                       Kent, WA  98032


                                       /s/  Gary Gigot
                                       -----------------------------------
                                       Gary Gigot

         Address:                      19965 NE 129th Street
                                       Woodinville, WA  98072


                                       /s/  Robert E. Manne
                                       -----------------------------------
                                       Robert E. Manne

         Address:                      8814 N. Mercer Way
                                       Seattle, WA  98040

    [Consents of the Shareholders spouses have been omitted and will be filed upon request of the Securities and Exchange Commission]

                                    EXHIBIT A
                                SHAREHOLDERS LIST



                             GARGOYLES COMMON STOCK
                              AT $8.97916 PER SHARE

              Investor                      No. of      Total Purchase
              --------                      Shares           Price
                                            ------           -----

Trillium Corporation                        479,167        $4,302,514

Gary Waterman                                18,208           163,496

Peter Von Reichbauer                          4,313            38,723

Arthur H. Kern, Trustee of the Art            7,188            64,538
Kern Revocable Trust u/a dated
December 7, 1992

John Rudolf                                   6,229            55,933

Doug Hauff                                   14,375           129,075

Steve Kingma                                  9,583            86,050

David Jobe                                    9,583            86,050

Tom Johnson                                   4,792            43,025

Stan Walderhaug                               2,396            21,513

Gary Gigot                                    3,354            30,118

Robert Manne                                  2,396            21,513

Bruce Hosford                                 6,229            55,933

Tim Buckley                                   4,792            43,025

Allen Shoup                                   2,396            21,513